Lineage, Inc. Reports Second-Quarter 2025 Financial Results

NOVI, Mich. – August 6, 2025 – Lineage, Inc. (NASDAQ: LINE) (the "Company"), the world’s largest global temperature-controlled warehouse REIT, today announced its financial results for the second quarter of 2025.
Second-Quarter 2025 Financial Highlights
•Total revenue increased 0.9% to $1,350 million
•GAAP net loss of $(7) million, or $(0.03) per diluted common share
•Adjusted EBITDA decreased (2.4)% to $326 million; adjusted EBITDA margin decreased (90)bps to 24.1%
•AFFO increased 55.1% to $211 million; AFFO per share increased 8.0% to $0.81
•Completed inaugural $500 million investment grade bond offering of 5-year unsecured notes with a 5.25% coupon
•Declared quarterly dividend of $0.5275 per share, representing annualized dividend rate of $2.11 per share
"We delivered second-quarter results in line with our expectations," said Greg Lehmkuhl, president and chief executive officer of Lineage. "We achieved AFFO per share growth driven by our continued focus on serving our customers and operational excellence while navigating a challenging period for our industry.
"We saw muted seasonal inventory levels late in the second quarter and early into the third and are therefore lowering our outlook for the year. While we expect continued sequential improvement in both same warehouse and total NOI in the second half, we are taking a more measured view of the balance of the year. Our focus remains on revenue growth, optimizing labor productivity, and controlling the controllables, setting the stage for strong operating leverage when our industry rebounds," concluded Lehmkuhl.
Initiating Third-Quarter and Updating Full-Year 2025 Guidance
Lineage now expects full-year 2025 adjusted EBITDA of $1.29 to $1.34 billion (versus prior guidance of $1.35 to $1.40 billion) and Adjusted FFO ("AFFO") per share of $3.20 to $3.40 (versus prior guidance of $3.40 to $3.60).
The Company expects third-quarter 2025 adjusted EBITDA of $326 to $336 million and AFFO per share of $0.75 to $0.79.
The Company's guidance excludes the impact of unannounced future acquisitions or developments.
Please refer to the Lineage's Earnings Presentation and Supplemental Information for additional details related to the Company's guidance.
Second-Quarter 2025 Financial Results Conference Call and Earnings Presentation with Supplemental
Please visit ir.onelineage.com/events-and-presentations to view Lineage’s second-quarter 2025 Earnings Presentation and Supplemental Information.
Lineage will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the company’s second-quarter 2025 financial results. Interested parties may listen by visiting the Lineage Investor Relations website at ir.onelineage.com. A replay of the webcast will be available for approximately one year on the Company's investor relations website.
About Lineage
Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of over 485 strategically located facilities totaling approximately 88 million square feet and approximately 3.1 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X.

Investor Relations Contact	Media Contact
Evan Barbosa	Megan Hendricksen
VP, Investor Relations	VP, Global Marketing & Communications
ir@onelineage.com	pr@onelineage.com
Forward-Looking Statements
Certain statements contained in this Press Release, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;    the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Press Release speak only as of the date of this Press Release, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events.
While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Press Release.
Availability of Information on Lineage's Website and Social Media Channels
Investors and others should note that Lineage routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Lineage Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Lineage LinkedIn account (linkedin.com/company/onelineage/); the Lineage Facebook account (facebook.com/lineagelogistics); the Lineage Instagram account (instagram.com/onelineage/); the Lineage X account (twitter.com/OneLineage)) as a means of disclosing information about the Company's business to our customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Lineage Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Lineage to review the information that it shares at the Investor Relations link located at the top of the page on onelineage.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Lineage Investor Relations website at ir.onelineage.com. The contents of these websites are not incorporated by reference into this Press Release or any report or document Lineage files with the SEC, and any references to the websites are intended to be inactive textual references only.
Source: Lineage, Inc.

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	June 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents, and restricted cash	$82	$175
Accounts receivable, net	891	826
Inventories	174	187
Prepaid expenses and other current assets	201	97
Total current assets	1,348	1,285
Non-current assets:
Property, plant, and equipment, net	11,323	10,627
Finance lease right-of-use assets, net	1,143	1,254
Operating lease right-of-use assets, net	625	627
Equity method investments	133	124
Goodwill	3,505	3,338
Other intangible assets, net	1,150	1,127
Other assets	217	279
Total assets	$19,444	$18,661
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,160	$1,220
Accrued dividends and distributions	135	134
Deferred revenue	83	83
Current portion of long-term debt, net	32	56
Total current liabilities	1,410	1,493
Non-current liabilities:
Long-term finance lease obligations	1,239	1,249
Long-term operating lease obligations	605	605
Deferred income tax liability	328	304
Long-term debt, net	5,735	4,906
Other long-term liabilities	461	410
Total liabilities	9,778	8,967
Commitments and contingencies
Redeemable noncontrolling interests	7	43
Stockholders’ equity:
Common stock, $0.01 par value per share – 500 authorized shares; 229 and 228 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital - common stock	10,817	10,764
Retained earnings (accumulated deficit)	(2,103)	(1,855)
Accumulated other comprehensive income (loss)	(79)	(273)
Total stockholders’ equity	8,637	8,638
Noncontrolling interests	1,022	1,013
Total equity	9,659	9,651
Total liabilities, redeemable noncontrolling interests, and equity	$19,444	$18,661

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(Unaudited)
Net revenues	$1,350	$1,338	$2,642	$2,666
Cost of operations	920	891	1,796	1,775
General and administrative expense	143	127	297	251
Depreciation expense	170	164	328	322
Amortization expense	54	55	108	108
Acquisition, transaction, and other expense	37	12	52	20
Restructuring, impairment, and (gain) loss on disposals	3	15	(18)	15
Total operating expense	1,327	1,264	2,563	2,491
Income from operations	23	74	79	175
Other income (expense):
Equity income (loss), net of tax	3	(1)	(1)	(3)
Gain (loss) on foreign currency transactions, net	26	2	42	(9)
Interest expense, net	(67)	(148)	(127)	(287)
Gain (loss) on extinguishment of debt	—	—	—	(7)
Other nonoperating income (expense), net	1	—	1	—
Total other income (expense), net	(37)	(147)	(85)	(306)
Net income (loss) before income taxes	(14)	(73)	(6)	(131)
Income tax expense (benefit)	(7)	7	1	(3)
Net income (loss)	(7)	(80)	(7)	(128)
Less: Net income (loss) attributable to noncontrolling interests	(1)	(12)	(1)	(20)
Net income (loss) attributable to Lineage, Inc.	$(6)	$(68)	(6)	(108)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on foreign currency hedges and interest rate hedges	(14)	(13)	(31)	(10)
Foreign currency translation adjustments	184	(12)	248	(86)
Comprehensive income (loss)	163	(105)	210	(224)
Less: Comprehensive income (loss) attributable to noncontrolling interests	17	(15)	22	(31)
Comprehensive income (loss) attributable to Lineage, Inc.	$146	$(90)	$188	$(193)

Basic earnings (loss) per share	$(0.03)	$(0.46)	$(0.02)	$(0.73)
Diluted earnings (loss) per share	$(0.03)	$(0.46)	$(0.02)	$(0.73)

Weighted average common shares outstanding:
Basic	229	162	228	162
Diluted	229	162	228	162

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)
(in millions)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Amount at par value	Additional paid-in capital	Series A preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2023	$349	162	$2	$5,961	$1	$(879)	$(34)	$622	$5,673
Distributions	(1)	—	—	—	—	—	—	(12)	(12)
Stock-based compensation	—	—	—	3	—	—	—	2	5
Other comprehensive income (loss)	—	—	—	—	—	—	(63)	(8)	(71)
Redemption of redeemable noncontrolling interests	(6)	—	—	—	—	—	—	—	—
Redemption of common stock	—	—	—	(25)	—	—	—	—	(25)
Expiration of redemption option	(92)	—	—	65	—	—	—	27	92
Redeemable noncontrolling interest redemption value adjustment	6	—	—	(6)	—	—	—	—	(6)
Net income (loss)	—	—	—	—	—	(40)	—	(8)	(48)
Reallocation of noncontrolling interests	—	—	—	(7)	—	—	—	7	—
Balance as of March 31, 2024	256	162	2	5,991	1	(919)	(97)	630	5,608
Common stock issuances, net of equity raise costs	—	—	—	1	—	—	—	—	1
Distributions	—	—	—	—	—	—	—	(12)	(12)
Stock-based compensation	—	—	—	4	—	—	—	2	6
Other comprehensive income (loss)	—	—	—	—	—	—	(22)	(3)	(25)
Redeemable noncontrolling interest redemption value adjustment	4	—	—	(4)	—	—	—	—	(4)
Accretion of redeemable noncontrolling interests	2	—	—	(2)	—	—	—	—	(2)
Net income (loss)	—	—	—	—	—	(68)	—	(12)	(80)
Reallocation of noncontrolling interests	—	—	—	(9)	—	—	—	9	—
Balance as of June 30, 2024	$262	162	$2	$5,981	$1	$(987)	$(119)	$614	$5,492

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY (Unaudited)
(in millions, except per share amounts)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Amount at par value	Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2024	$43	228	$2	$10,764	$(1,855)	$(273)	$1,013	$9,651
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(121)	—	(14)	(135)
Stock-based compensation	—	—	—	19	—	—	21	40
Other comprehensive income (loss)	—	—	—	—	—	42	5	47
Redeemable noncontrolling interest redemption value adjustment	(2)	—	—	2	—	—	—	2
Net income (loss)	—	—	—	—	—	—	—	—
Reallocation of noncontrolling interests	—	—	—	6	—	—	(6)	—
Balance as of March 31, 2025	41	228	2	10,791	(1,976)	(231)	1,019	9,605
Dividends ($0.53 per common share) and other distributions ($0.53 per OP Unit and OPEU)	—	—	—	—	(121)	—	(13)	(134)
Stock-based compensation	—	1	—	22	—	—	7	29
Withholding of common stock for employee taxes	—	—	—	(10)	—	—	—	(10)
Other comprehensive income (loss)	—	—	—	—	—	152	18	170
Redemption of redeemable noncontrolling interests	(28)	—	—	—	—	—	—	—
Expiration of redemption option	(6)	—	—	—	—	—	6	6
Net income (loss)	—	—	—	—	(6)	—	(1)	(7)
Reallocation of noncontrolling interests	—	—	—	7	—	—	(7)	—
OP Units reclassification	—	—	—	7	—	—	(7)	—
Balance as of June 30, 2025	$7	229	$2	$10,817	$(2,103)	$(79)	$1,022	$9,659

LINEAGE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended June 30,
	2025	2024
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(7)	$(128)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for credit losses	2	2
Impairment of long-lived and intangible assets	1	29
Gain on insurance recovery	(40)	(23)
Depreciation and amortization	436	430
(Gain) loss on extinguishment of debt, net	—	7
Amortization of deferred financing costs, discount, and above/below market debt	5	12
Stock-based compensation	69	11
(Gain) loss on foreign currency transactions, net	(42)	9
Deferred income tax	(9)	(24)
Put Options fair value adjustment	28	—
Other operating activities	1	10
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	(36)	(18)
Prepaid expenses, other assets, and other long-term liabilities	(24)	(24)
Inventories	15	(3)
Accounts payable and accrued liabilities and deferred revenue	(6)	(37)
Right-of-use assets and lease obligations	4	7
Net cash provided by operating activities	397	260
Cash flows from investing activities:
Acquisitions, net of cash acquired	(439)	(73)
Purchase of property, plant, and equipment	(314)	(333)
Proceeds from sale of assets	6	5
Proceeds from insurance recovery on impaired long-lived assets	38	—
Investments in Emergent Cold LatAm Holdings, LLC	(7)	(13)
Proceeds from repayment of notes by related parties	—	15
Other investing activity	(2)	1
Net cash used in investing activities	(718)	(398)
Cash flows from financing activities:
Dividends and other distributions	(268)	(123)
Redemption of redeemable noncontrolling interests	(28)	(6)
Repurchase of common shares for employee income taxes on stock-based compensation	(10)	—
Financing fees	(5)	(44)
Proceeds from long-term debt, net of discount	495	2,481
Repayments of long-term debt and finance leases	(156)	(3,341)
Payment of deferred and contingent consideration liabilities	(3)	(16)
Borrowings on revolving line of credit	1,442	2,358
Repayments on revolving line of credit	(1,238)	(1,127)
Redemption of common stock	—	(25)
Other financing activity	(3)	(13)
Net cash provided by financing activities	226	144
Impact of foreign exchange rates on cash, cash equivalents, and restricted cash	2	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(93)	5
Cash, cash equivalents, and restricted cash at the beginning of the period	175	71
Cash, cash equivalents, and restricted cash at the end of the period	$82	$76

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the three months ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025	2024	Change
	(in millions except revenue per pallet)
Warehouse storage	$514	$510	0.8%
Warehouse services	456	456	—%
Total global warehousing segment revenues	970	966	0.4%
Labor(1)	368	356	3.4%
Power	51	50	2.0%
Other warehouse costs(2)	184	176	4.5%
Total global warehousing segment cost of operations	603	582	3.6%
Global warehousing segment NOI	$367	$384	(4.4)%
Total global warehousing segment margin	37.8%	39.8%	(200) bps

Number of warehouse sites	481	464

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	7,998	8,098	(1.2)%
Economic occupancy percentage	79.1%	82.9%	(380) bps
Storage revenue per economic occupied pallet	$64.12	$63.01	1.8%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,412	7,479	(0.9)%
Average physical pallet positions (in thousands)	10,107	9,764	3.5%
Physical occupancy percentage	73.3%	76.6%	(330) bps
Storage revenue per physical occupied pallet	$69.20	$68.26	1.4%
Warehouse services(3)
Throughput pallets (in thousands)	13,130	13,177	(0.4)%
Warehouse services revenue per throughput pallet	$31.77	$31.63	0.4%

(1) Labor cost of operations excludes $4 million of stock-based compensation expense and related employer-paid payroll taxes for the three months ended June 30, 2025.
(2) Includes real estate rent expense (operating leases) of $23 million and $25 million for the three months ended June 30, 2025 and 2024, respectively, and non-real estate rent expense (equipment lease and rentals) of $5 million and $4 million for the three months ended June 30, 2025 and 2024, respectively.

(3) Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf (“managed sites”).

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the six months ended June 30, 2025 and 2024.

Six Months Ended June 30,
2025	2024	Change
(in millions except revenue per pallet)
Warehouse storage	$1,005	$1,026	(2.0)%
Warehouse services	909	909	—%
Total global warehousing segment revenues	1,914	1,935	(1.1)%
Labor(1)	724	710	2.0%
Power	100	97	3.1%
Other warehouse costs(2)	363	359	1.1%
Total global warehousing segment cost of operations	1,187	1,166	1.8%
Global warehousing segment NOI	$727	$769	(5.5)%
Total global warehousing segment margin	38.0%	39.7%	(170)	bps

Number of warehouse sites	481	464

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,027	8,143	(1.4)%
Economic occupancy percentage	80.0%	83.3%	(330)	bps
Storage revenue per economic occupied pallet	$125.05	$125.97	(0.7)%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,459	7,541	(1.1)%
Average physical pallet positions (in thousands)	10,028	9,780	2.5%
Physical occupancy percentage	74.4%	77.1%	(270) bps
Storage revenue per physical occupied pallet	$134.59	$136.08	(1.1)%
Warehouse services(3)
Throughput pallets (in thousands)	26,114	26,051	0.2%
Warehouse services revenue per throughput pallet	$31.86	$32.01	(0.5)%

(1) Labor cost of operations excludes $4 million of stock-based compensation expense and related employer-paid payroll taxes for the six months ended June 30, 2025.
(2) Includes real estate rent expense (operating leases) of $46 million and $50 million for the six months ended June 30, 2025 and 2024, respectively, and non-real estate rent expense (equipment lease and rentals) of $10 million and $9 million for the six months ended June 30, 2025 and 2024, respectively.

(3) Warehouse storage and warehouse services metrics exclude managed sites.

Same Warehouse Results
The following tables present revenues, cost of operations, same warehouse NOI, and margins for our same warehouses for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025	2024	Change
	(in millions except revenue per pallet)
Warehouse storage	$462	$477	(3.1)%
Warehouse services	421	432	(2.5)%
Total same warehouse revenues	883	909	(2.9)%
Labor	333	336	(0.9)%
Power	45	46	(2.2)%
Other warehouse costs	162	161	0.6%
Total same warehouse cost of operations	540	543	(0.6)%
Same warehouse NOI	$343	$366	(6.3)%
Total same warehouse margin	38.8%	40.3%	(150) bps

Number of same warehouse sites	421	421

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,307	7,611	(4.0)%
Economic occupancy percentage	80.6%	83.4%	(280) bps
Storage revenue per economic occupied pallet	$63.25	$62.73	0.8%
Physical occupancy
Average physical occupied pallets (in thousands)	6,763	7,018	(3.6)%
Average physical pallet positions (in thousands)	9,062	9,130	(0.7)%
Physical occupancy percentage	74.6%	76.9%	(230) bps
Storage revenue per physical occupied pallet	$68.34	$68.04	0.4%
Warehouse services(1)
Throughput pallets (in thousands)	11,967	12,368	(3.2)%
Warehouse services revenue per throughput pallet	$31.89	$31.75	0.4%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Six Months Ended June 30,
2025	2024	Change
(in millions except revenue per pallet)
Warehouse storage	$917	$958	(4.3)%
Warehouse services	838	859	(2.4)%
Total same warehouse revenues	1,755	1,817	(3.4)%
Labor	663	671	(1.2)%
Power	89	89	—%
Other warehouse costs	324	327	(0.9)%
Total same warehouse cost of operations	1,076	1,087	(1.0)%
Same warehouse NOI	$679	$730	(7.0)%
Total same warehouse margin	38.7%	40.2%	(150)	bps

Number of same warehouse sites	421	421

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,387	7,627	(3.1)%
Economic occupancy percentage	81.5%	83.6%	(210)	bps
Storage revenue per economic occupied pallet	$124.09	$125.62	(1.2)%
Physical occupancy
Average physical occupied pallets (in thousands)	6,859	7,050	(2.7)%
Average physical pallet positions (in thousands)	9,066	9,126	(0.7)%
Physical occupancy percentage	75.7%	77.3%	(160)	bps
Storage revenue per physical occupied pallet	$133.67	$135.90	(1.6)%
Warehouse services(1)
Throughput pallets (in thousands)	23,861	24,432	(2.3)%
Warehouse services revenue per throughput pallet	$31.93	$32.10	(0.5)%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Non-Same Warehouse Results
The following tables present revenues, cost of operations, non-same warehouse NOI, and margins for our non-same warehouses for the three and six months ended June 30, 2025 and 2024.

Three Months Ended June 30,
2025	2024	Change
(in millions except revenue per pallet)
Warehouse storage	$52	$33	57.6%
Warehouse services	35	24	45.8%
Total non-same warehouse revenues	87	57	52.6%
Labor	35	20	75.0%
Power	6	4	50.0%
Other warehouse costs	22	15	46.7%
Total non-same warehouse cost of operations	63	39	61.5%
Non-same warehouse NOI	$24	$18	33.3%
Total non-same warehouse margin	27.6%	31.6%	(400)	bps

Number of non-same warehouse sites	60	43

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	691	487	41.9%
Economic occupancy percentage	66.1%	76.8%	(1,070) bps
Storage revenue per economic occupied pallet	$73.29	$67.74	8.2%
Physical occupancy
Average physical occupied pallets (in thousands)	649	461	40.8%
Average physical pallet positions (in thousands)	1,045	634	64.8%
Physical occupancy percentage	62.1%	72.7%	(1,060) bps
Storage revenue per physical occupied pallet	$78.12	$71.61	9.1%
Warehouse services (1)
Throughput pallets (in thousands)	1,163	809	43.8%
Warehouse services revenue per throughput pallet	$30.50	$29.84	2.2%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

	Six Months Ended June 30,
	2025	2024		Change
	(in millions except revenue per pallet)
Warehouse storage	$88	$68		29.4%
Warehouse services	71	50		42.0%
Total non-same warehouse revenues	159	118		34.7%
Labor	61	39		56.4%
Power	11	8		37.5%
Other warehouse costs	39	32		21.9%
Total non-same warehouse cost of operations	111	79		40.5%
Non-same warehouse NOI	$48	$39		23.1%
Total non-same warehouse margin	30.2%	33.1%	(290)	bps

Number of non-same warehouse sites	60	43

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	640	516		24.0%
Economic occupancy percentage	66.5%	78.9%	(1,240)	bps
Storage revenue per economic occupied pallet	$135.26	$132.06		2.4%
Physical occupancy
Average physical occupied pallets (in thousands)	600	491		22.2%
Average physical pallet positions (in thousands)	962	654		47.1%
Physical occupancy percentage	62.4%	75.1%	(1,270)	bps
Storage revenue per physical occupied pallet	$144.23	$138.76		3.9%
Warehouse services(1)
Throughput pallets (in thousands)	2,253	1,619		39.2%
Warehouse services revenue per throughput pallet	$31.11	$30.62		1.6%

(1) Warehouse storage and warehouse services metrics exclude managed sites.

Global Integrated Solutions Segment
The following tables present the operating results of our global integrated solutions segment for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025	2024	Change
	(in millions)
Global Integrated Solutions segment revenues	$380	$372	2.2%
Global Integrated Solutions segment cost of operations(1)	312	309	1.0%
Global Integrated Solutions segment NOI	$68	$63	7.9%
Global Integrated Solutions margin	17.9%	16.9%	100	bps

(1) Cost of operations excludes $1 million of stock-based compensation expense and related employer-paid payroll taxes for the three months ended June 30, 2025.

	Six Months Ended June 30,
	2025	2024	Change
	(in millions)
Global Integrated Solutions segment revenues	$728	$731	(0.4)%
Global Integrated Solutions segment cost of operations(1)	603	609	(1.0)%
Global Integrated Solutions segment NOI	$125	$122	2.5%
Global Integrated Solutions margin	17.2%	16.7%	50	bps

(1) Cost of operations excludes $2 million of stock-based compensation expense and related employer-paid payroll taxes for the six months ended June 30, 2025.
Capital Expenditures
Maintenance Capital Expenditures
The following table sets forth our recurring maintenance capital expenditures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in millions)
Global warehousing	$35	$34	$64	$54
Global integrated solutions	4	4	5	9
Information technology and other	3	10	5	15
Maintenance capital expenditures	$42	$48	$74	$78
Integration Capital Expenditures
The following table sets forth our integration capital expenditures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in millions)
Global warehousing	$15	$10	$23	$18
Global integrated solutions	—	1	—	1
Information technology and other	3	4	7	13
Integration capital expenditures	$18	$15	$30	$32

External Growth Capital Investments
The following table sets forth our external growth capital investments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in millions)
Acquisitions, including equity issued and net of cash acquired and adjustments (1)	$439	$14	$439	$73
Greenfield and expansion expenditures	53	95	90	131
Energy and economic return initiatives	25	25	41	47
Information technology transformation and growth initiatives	18	15	32	27
External growth capital investments	$535	$149	$602	$278

(1) Excludes buildings and land acquired through exercise of finance lease purchase options, where amount paid did not exceed the finance lease liability.

Non-GAAP Financial Measures Reconciliations
Reconciliation of Total Segment NOI to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$(7)	$(80)	$(7)	$(128)
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	5	—	6	—
General and administrative expense	143	127	297	251
Depreciation expense	170	164	328	322
Amortization expense	54	55	108	108
Acquisition, transaction, and other expense	37	12	52	20
Restructuring, impairment, and (gain) loss on disposals	3	15	(18)	15
Equity (income) loss, net of tax	(3)	1	1	3
(Gain) loss on foreign currency transactions, net	(26)	(2)	(42)	9
Interest expense, net	67	148	127	287
(Gain) loss on extinguishment of debt	—	—	—	7
Other nonoperating (income) expense, net	(1)	—	(1)	—
Income tax expense (benefit)	(7)	7	1	(3)
Total segment NOI	$435	$447	$852	$891

Reconciliation of EBITDA, EBITDAre, and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$(7)	$(80)	$(7)	$(128)
Adjustments:
Depreciation and amortization expense	224	219	436	430
Interest expense, net	67	148	127	287
Income tax expense (benefit)	(7)	7	1	(3)
EBITDA	$277	$294	$557	$586
Adjustments:
Net loss (gain) on sale of real estate assets	3	3	3	3
Impairment write-downs on real estate property	—	5	—	5
Allocation of EBITDAre of noncontrolling interests	(1)	—	(1)	(1)
EBITDAre	$279	$302	$559	$593
Adjustments:
Net (gain) loss on sale of non-real estate assets	—	(1)	(2)	(2)
Other nonoperating (income) expense, net	(1)	—	(1)	—
Acquisition, restructuring, and other	48	17	65	26
Technology transformation	7	7	12	10
(Gain) loss on property destruction	(13)	1	(37)	1
(Gain) loss on foreign currency exchange transactions, net	(26)	(2)	(42)	9
Stock-based compensation expense and related employer-paid payroll taxes	30	6	70	11
(Gain) loss on extinguishment of debt	—	—	—	7
Non-real estate impairment	—	—	1	—
Allocation related to unconsolidated JVs	2	4	5	5
Allocation adjustments of noncontrolling interests	—	—	—	1
Adjusted EBITDA	$326	$334	$630	$661
Net revenues	$1,350	$1,338	$2,642	$2,666
Adjusted EBITDA margin	24.1%	25.0%	23.8%	24.8%

Reconciliation of FFO, Core FFO, and Adjusted FFO to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share information)	2025	2024	2025	2024
Net income (loss)	$(7)	$(80)	$(7)	$(128)
Adjustments:
Real estate depreciation	94	91	179	176
In-place lease intangible amortization	1	3	2	5
Net loss (gain) on sale of real estate assets	3	3	3	3
Impairment write-downs on real estate property	—	5	—	5
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	—	—	1	1
Allocation of noncontrolling interests	—	—	—	(1)
FFO	$91	$22	$178	$61
Adjustments:
Net (gain) loss on sale of non-real estate assets	—	(1)	(2)	(2)
Finance lease ROU asset amortization - real estate related	18	18	36	36
Non-real estate impairment	—	—	1	—
Other nonoperating (income) expense, net	(1)	—	(1)	—
Acquisition, restructuring, and other	52	18	72	27
Technology transformation	7	7	12	10
(Gain) loss on property destruction	(13)	1	(37)	1
(Gain) loss on foreign currency transactions, net	(26)	(2)	(42)	9
(Gain) loss on extinguishment of debt	—	—	—	7
Core FFO	$128	$63	$217	$149
Adjustments:
Non-real estate depreciation and amortization	103	101	203	201
Finance lease ROU asset amortization - non-real estate	8	6	16	13
Amortization of deferred financing costs and discount on debt	3	5	6	11
Amortization of debt discount / premium	—	—	(1)	—
Deferred income taxes expense (benefit)	(20)	(1)	(9)	(24)
Straight line net operating rent	(1)	—	—	(2)
Amortization of above / below market leases	—	(1)	—	(1)
Stock-based compensation expense and related employer-paid payroll taxes	30	6	70	11
Recurring maintenance capital expenditures	(42)	(48)	(74)	(78)
Allocation related to unconsolidated JVs	1	2	2	3
Allocation of noncontrolling interests	1	3	—	1
Adjusted FFO	$211	$136	$430	$284

Reconciliation of weighted average common shares outstanding:
Weighted average common shares outstanding	229	162	228	162
Partnership common units and OP Units held by Non-Company LPs	22	20	22	20
Equity compensation and other unvested units	7	—	7	—
Adjusted diluted weighted average common shares outstanding	258	182	257	182
Adjusted FFO per diluted common share	$0.81	$0.75	$1.67	$1.56

Non-GAAP Financial Measures Notes
We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, and Adjusted EBITDA margin. We also use same warehouse and non-same warehouse metrics described above.
We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do.
We calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies.
We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.
We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above described measure of our operations across periods.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Press Release. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.